Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES SECOND QUARTER 2026 FINANCIAL AND OPERATING RESULTS

Midland, TX (August 3, 2026) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback,” “we,” “our” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2026.

SECOND QUARTER 2026 HIGHLIGHTS
•Average oil production of 525 MBO/d
•Production of 1,018 MBOE/d, surpassing the 1.0 million barrels of oil equivalent per day milestone
•Net cash provided by operating activities of $3.6 billion; Operating Cash Flow Before Working Capital Changes1 of $3.3 billion
•Cash capital expenditures of $996 million
•Free Cash Flow1 and Adjusted Free Cash Flow1 of $2.3 billion
•Repurchased 756,385 shares of common stock for approximately $141 million
•Declared base cash dividend of $1.10 per share2
•Reduced total debt by ~$1.3 billion quarter over quarter to $12.8 billion and net debt1 by ~$1.6 billion quarter over quarter to $12.3 billion

UPDATED 2026 GUIDANCE HIGHLIGHTS
•Increasing annual oil production guidance to 522+ (from 520+) MBO/d and total BOE production to 1,000+ (from 972+) MBOE/d with full year cash capital expenditures unchanged at ~$3.9 billion
•Q3 2026 oil production guidance of 517 - 527 MBO/d (995 - 1,015 MBOE/d)
•Q3 2026 cash capital expenditures guidance of $950 - $1,050 million

RECENT HIGHLIGHTS
•Repurchased 547,716 shares of common stock in Q3 2026 (to date) for approximately $100 million
•In July, the Board of Directors (the “Board”) doubled the Company's share repurchase authorization to $16.0 billion from $8.0 billion previously. Approximately $9.9 billion remains available for future repurchases under the program

1 NON-GAAP DISCLOSURES - For a definition of Operating Cash Flow Before Working Capital Changes, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income per Diluted Share, Net Debt and reconciliations of such non-GAAP financial metrics to their respective most directly comparable GAAP metrics, please see “Non-GAAP Financial Measures” below.
2 Implies a 2.2% annualized yield. Cash dividend payable on August 20, 2026; annualized yield based on July 31, 2026 closing share price of $202.95.

SECOND QUARTER 2026 OPERATIONS UPDATE

The following tables provide a summary of Diamondback’s key operational updates:

Wells Drilled and Completed:

	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
	Drilled		Completed		Drilled		Completed
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Total	97	89	168	157	215	200	315	294

Gross Wells Drilled and Completed By Zone:

	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
	Number of Wells Drilled	Number of Wells Completed	Number of Wells Drilled	Number of Wells Completed
Midland Basin:
Upper Spraberry	2	1	3	3
Middle Spraberry	6	13	13	20
Jo Mill	22	31	38	62
Lower Spraberry	16	31	40	63
Dean	1	5	2	11
Wolfcamp A	20	38	46	69
Wolfcamp B	16	41	45	71
Wolfcamp D	7	7	18	15
Barnett	7	1	10	1
Midland Basin Total	97	168	215	315

Average Completed Lateral Length (in feet)		11,983		11,679

Realized Average Prices:

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Oil ($ per Bbl)	$96.82	$73.47	$63.23
Natural gas ($ per Mcf)	$(2.15)	$0.18	$0.88
Natural gas liquids ($ per Bbl)	$18.56	$16.68	$18.13
Combined ($ per BOE)	$51.68	$43.40	$39.61

Oil, hedged ($ per Bbl)(1)	$94.33	$72.53	$62.34
Natural gas, hedged ($ per Mcf)(1)	$(0.34)	$1.90	$1.45
Natural gas liquids, hedged ($ per Bbl)(1)	$18.56	$16.68	$18.13
Average price, hedged ($ per BOE)(1)	$52.90	$45.21	$39.89
(1)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

Average Cash Costs per BOE:

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Lease operating expenses	$5.96	$6.21	$5.26
Production and ad valorem taxes	3.26	3.04	2.56
Gathering, processing and transportation expense	1.22	1.36	1.73
General and administrative - cash component	0.52	0.65	0.55
Total operating expense - cash	$10.96	$11.26	$10.10

FINANCIAL UPDATE

Earnings Attributable to Diamondback Energy, Inc.:

Three Months Ended June 30, 2026
(in millions, except per share amounts)
Net income (loss) attributable to Diamondback Energy, Inc.	$1,882
Earnings (loss) per common share attributable to Diamondback Energy, Inc. - Diluted(1)	$6.65
Adjusted net income(1)	$1,833
Adjusted net income per common share - Diluted(1)	$6.48
(1)The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc., (ii) less the reallocation of $11 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

Cash Capital Expenditures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Operated drilling and completion additions to oil and natural gas properties	$842	$707	$1,626	$1,571
Non-operated additions to oil and natural gas properties and other	154	157	303	235
Total	$996	$864	$1,929	$1,806

Adjusted EBITDA and Free Cash Flow - Non-GAAP:

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
	(in millions)
Net income (loss) attributable to Diamondback Energy, Inc.	$1,882	$1,907
Consolidated Adjusted EBITDA	$3,940	$6,941
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$3,549	$6,253
Net cash provided by operating activities	$3,589	$5,417
Free Cash Flow	$2,330	$4,035
Adjusted Free Cash Flow	$2,331	$4,068

Debt & Liquidity:

June 30, 2026
(in millions)
Standalone cash	$385
Borrowings outstanding under the credit facility	$—
Remaining availability under the credit facility(1)	$3,000
Total standalone liquidity	$3,385
Consolidated total debt	$12,766
Consolidated total net debt	$12,304
(1) On June 12, 2026, the Company, as parent guarantor, entered into an amendment to its credit agreement, which increased total commitments from $2.5 billion to $3.0 billion, extended the maturity date from June 12, 2030 to June 12, 2031, and reduced applicable interest rates and certain fees.

RETURN OF CAPITAL UPDATE

Diamondback announced today that the Board declared a base cash dividend of $1.10 per common share for the second quarter of 2026, payable on August 20, 2026, to stockholders of record at the close of business on August 13, 2026.

Underscoring confidence in the Company's long-term outlook and commitment to shareholder returns, the Board of Directors on July 30, 2026 doubled Diamondback's share repurchase authorization to $16.0 billion (excluding excise tax), with approximately $9.9 billion remaining as of July 31, 2026. During the second quarter, the Company repurchased 756,385 shares of common stock for approximately $141 million at a weighted average price of $186.63 per share (excluding excise tax). The Company expects to continue repurchases opportunistically using cash on hand, free cash flow and potential asset sale proceeds. The program has no time limit and may be suspended, modified or discontinued at the Board’s discretion. Repurchases may be executed in privately negotiated or open-market transactions, consistent with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable regulatory and legal requirements and other factors. All shares repurchased will be retired.

The table below summarizes Diamondback’s return of capital program, including dividends and share repurchases, with future actions subject to Board approval.

	Q2 2026	Q3 2026 to date	Cumulative
	(in millions, except per share amounts, shares in thousands)
Base dividend	$1.10
Shares repurchased	756	548	42,992
Weighted average repurchase price	$186.63	$182.32	$142.44
Total repurchase cost	$141	$100	$6,124

Total return of capital	$452

UPDATED 2026 GUIDANCE

Below is Diamondback's and Viper Energy, Inc.'s (“Viper”) updated guidance for the full year 2026, which includes third quarter production and capital guidance.

	2026 Guidance	2026 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

2026 Net production - MBOE/d	1,000+ (from 972+)	132.5 - 135.0
2026 Oil production - MBO/d	522+ (from 520+)	66.0 - 67.25
Q3 2026 Oil production - MBO/d (total - MBOE/d)	517 - 527 (995 - 1,015)	67.5 - 68.5 (133.5 - 135.5)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.90 - $6.40
G&A
Cash G&A	$0.55 - $0.65 (from $0.55 - $0.70)	$0.70 - $0.90
Non-cash equity-based compensation	$0.20 - $0.30	$0.10 - $0.20
DD&A	$13.50 - $14.50 (from $14.00 - $15.00)	$14.75 - $17.25
Interest expense (net of interest income)	$0.50 - $0.70	$1.90 - $2.40
Gathering, processing and transportation	$1.40 - $1.60 (from $1.50 - $1.70)

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%
Cash tax rate (% of pre-tax income)(1)	19% - 22% (from 18% - 21%)	27% - 30%
Q3 2026 Cash taxes ($ - million)	$400 - $460

Cash Capital Budget ($ - million)
Operated drilling and completion	~$3,310
2026 Total capital expenditures(2)	~$3,900
Q3 2026 Capital expenditures	$950 - $1,050

Average lateral length (Ft.)	~12,900'
Net lateral footage completed (1,000's of Ft.)	6,100' - 6,500'
(1)Pre-tax income attributable to the Company is a non-GAAP measure. We are not able to forecast the most directly comparable GAAP measure - Income (loss) before income taxes - due to high variability and difficulty in predicting certain items that affect Income (loss) before income taxes, such as future commodity prices, pace of and costs of developing, producing and operating our interests in oil and natural gas properties, future changes in interest rates and various other business factors impacting our financial results.
(2)Includes non-operated drilling and completion, capital workovers, science, infrastructure, midstream and environmental.

CONFERENCE CALL

Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the second quarter of 2026 on Tuesday, August 4, 2026 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site. Investors and others should note that Diamondback announces material financial and operational information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. The information we post through our investor relations website may be deemed material. Accordingly, investors should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Double Eagle acquisition, and the Sitio acquisition completed by Viper and other acquisitions, divestitures or reorganizations); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: geopolitics and market conditions, including changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions; actions taken by the members of OPEC and its non-OPEC allies (OPEC+) affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, and instability in the financial markets; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change, changing political and social perspectives on climate change and other environmental, social and governance factors, and risks from our publicly disclosed targets related to sustainability and emissions reduction initiatives; challenges in developing our existing leasehold acreage and finding, developing or acquiring additional reserves; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water disposal well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin; significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges; conditions in the capital, financial and credit markets, including the availability and pricing of capital for acquisitions, exploration and development operations; challenges with employee retention and an increasingly competitive labor market; changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services; changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change); security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business; lack of, or disruption in, access to adequate and reliable electrical power, internet and telecommunication infrastructure, information and computer systems, transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids; failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance; inability to keep pace with technological developments in our industry; failure to meet our obligations under our oil purchase contracts; loss of one or more customers or their inability to meet their obligations; geographical concentration of our primary operations; risks from our return of capital commitment, and uncertainties over our future dividends and share repurchases; difficulty in obtaining necessary approvals and permits; severe weather conditions and natural disasters; changes in the financial strength of counterparties to our credit facilities and hedging contracts; our substantial indebtedness and restrictions to our operating and financial flexibility; changes in our credit rating; failure to identify, complete and successfully integrate acquisitions, including Viper’s Riverbend acquisition, the Double Eagle acquisition and Viper’s Sitio acquisition; the Endeavor stockholders’ ability to significantly influence our business and potential conflicts of interest; and other risks described in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 25, 2026, and those risks disclosed in its subsequent filings on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Oil, natural gas and natural gas liquid sales	$4,786	$3,316	$8,611	$6,973
Sales of purchased oil	739	335	1,124	709
Other operating income	37	27	67	44
Total revenues	5,562	3,678	9,802	7,726
Costs and expenses:
Lease operating expenses	552	440	1,099	848
Production and ad valorem taxes	302	214	570	442
Gathering, processing and transportation	113	145	233	256
Purchased oil expense	730	331	1,123	713
Depreciation, depletion, amortization and accretion	1,272	1,266	2,565	2,363
Impairment of oil and natural gas properties	—	—	1,400	—
General and administrative expenses	72	67	151	140
Other operating expenses, net	9	76	33	152
Total costs and expenses	3,050	2,539	7,174	4,914
Income (loss) from operations	2,512	1,139	2,628	2,812
Other income (expense):
Interest expense, net	(56)	(56)	(119)	(96)
Other income (expense), net	(4)	2	3	37
Gain (loss) on derivative instruments, net	49	(197)	166	29
Gain (loss) on extinguishment of debt, net	134	55	133	55
Total other income (expense), net	123	(196)	183	25
Income (loss) before income taxes	2,635	943	2,811	2,837
Provision for (benefit from) income taxes	580	204	612	607
Net income (loss)	2,055	739	2,199	2,230
Net income (loss) attributable to non-controlling interest	173	40	292	126
Net income (loss) attributable to Diamondback Energy, Inc.	$1,882	$699	$1,907	$2,104

Earnings (loss) per common share:
Basic	$6.65	$2.38	$6.72	$7.20
Diluted	$6.65	$2.38	$6.72	$7.20
Weighted average common shares outstanding:
Basic	281,202	292,135	281,993	290,880
Diluted	281,202	292,135	281,993	290,880

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents ($77 million and $13 million related to Viper)	$462	$104
Restricted cash	2	2
Accounts receivable:
Joint interest and other, net	261	258
Oil and natural gas sales, net ($461 million and $262 million related to Viper)	1,669	1,128
Inventories	67	86
Prepaid expenses and other current assets	189	337
Total current assets	2,650	1,915
Property and equipment:
Oil and natural gas properties:
Proved properties ($9,608 million and $9,746 million related to Viper)	74,385	71,588
Unproved properties ($4,545 million and $4,910 million related to Viper)	23,193	23,941
Other property, equipment and land	899	874
Accumulated depletion, depreciation, amortization and impairment ($2,856 million and $2,455 million related to Viper)	(31,705)	(27,782)
Property and equipment, net	66,772	68,621
Other assets	796	523
Total assets	$70,218	$71,059
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued capital expenditures	1,264	1,168
Current maturities of debt	1,548	763
Other accrued liabilities	883	1,108
Revenues and royalties payable	1,717	1,397
Derivative instruments	36	15
Income taxes payable	230	149
Total current liabilities	5,678	4,600
Long-term debt ($1,678 million and $2,186 million related to Viper)	11,066	13,726
Deferred income taxes	8,933	9,141
Other long-term liabilities	556	625
Total liabilities	26,233	28,092
Stockholders’ equity:
Common stock, $0.01 par value; 800,000,000 shares authorized; 280,567,508 and 284,594,908 shares issued and outstanding at June 30, 2026, and December 31, 2025, respectively	3	3
Additional paid-in capital	31,866	32,236
Retained earnings (accumulated deficit)	6,038	4,740
Accumulated other comprehensive income (loss)	(7)	(7)
Total Diamondback Energy, Inc. stockholders’ equity	37,900	36,972
Non-controlling interest	6,085	5,995
Total equity	43,985	42,967
Total liabilities and stockholders’ equity	$70,218	$71,059

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$2,055	$739	$2,199	$2,230
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	36	(24)	(206)	(18)
Depreciation, depletion, amortization and accretion	1,272	1,266	2,565	2,363
Impairment of oil and natural gas properties	—	—	1,400	—
(Gain) loss on extinguishment of debt, net	(134)	(55)	(133)	(55)
(Gain) loss on derivative instruments, net	(49)	197	(166)	(29)
Cash received (paid) on settlement of derivative instruments	113	(37)	246	48
Other	33	20	59	54
Changes in operating assets and liabilities:
Accounts receivable	216	166	(563)	160
Accounts payable and accrued liabilities	53	(9)	(204)	(383)
Income taxes payable	(287)	(444)	—	(309)
Revenues and royalties payable	254	(114)	324	(30)
Other	27	(28)	(104)	1
Net cash provided by (used in) operating activities	3,589	1,677	5,417	4,032
Cash flows from investing activities:
Additions to oil and natural gas properties	(996)	(864)	(1,929)	(1,806)
Property acquisitions	(438)	(3,125)	(752)	(3,875)
Proceeds from sale of assets	53	16	657	57
Other	(14)	(6)	(29)	(8)
Net cash provided by (used in) investing activities	(1,395)	(3,979)	(2,053)	(5,632)
Cash flows from financing activities:
Proceeds from debt	3,765	5,145	6,290	8,622
Repayment of debt	(4,923)	(3,869)	(8,047)	(6,407)
Repurchased shares under repurchase program	(141)	(398)	(180)	(973)
Repurchased shares - related party	—	—	(509)	—
Repurchased shares/units under Viper’s repurchase program	(131)	(10)	(228)	(10)
Net proceeds from Viper’s issuance of common stock	—	—	—	1,232
Proceeds from sale of Viper's common stock	—	—	589	—
Dividends paid to stockholders	(310)	(291)	(605)	(581)
Dividends to non-controlling interest	(159)	(82)	(279)	(177)
Other	(7)	(13)	(37)	(49)
Net cash provided by (used in) financing activities	(1,906)	482	(3,006)	1,657
Net increase (decrease) in cash, cash equivalents and restricted cash	288	(1,820)	358	57
Cash, cash equivalents and restricted cash at beginning of period	176	2,041	106	164
Cash, cash equivalents and restricted cash at end of period	$464	$221	$464	$221

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Production Data:
Oil (MBbls)	47,791	46,889	45,108
Natural gas (MMcf)	128,279	118,402	110,119
Natural gas liquids (MBbls)	23,436	21,519	20,248
Combined volumes (MBOE)(1)	92,607	88,142	83,709

Daily oil volumes (BO/d)	525,176	520,989	495,692
Daily combined volumes (BOE/d)	1,017,659	979,356	919,879

Average Prices:
Oil ($ per Bbl)	$96.82	$73.47	$63.23
Natural gas ($ per Mcf)	$(2.15)	$0.18	$0.88
Natural gas liquids ($ per Bbl)	$18.56	$16.68	$18.13
Combined ($ per BOE)	$51.68	$43.40	$39.61

Oil, hedged ($ per Bbl)(2)	$94.33	$72.53	$62.34
Natural gas, hedged ($ per Mcf)(2)	$(0.34)	$1.90	$1.45
Natural gas liquids, hedged ($ per Bbl)(2)	$18.56	$16.68	$18.13
Average price, hedged ($ per BOE)(2)	$52.90	$45.21	$39.89

Average Cash Costs ($/BOE):
Lease operating expenses	$5.96	$6.21	$5.26
Production and ad valorem taxes	3.26	3.04	2.56
Gathering, processing and transportation expense	1.22	1.36	1.73
General and administrative - cash component	0.52	0.65	0.55
Total operating expense - cash	$10.96	$11.26	$10.10

General and administrative - non-cash component	$0.26	$0.25	$0.25
Depreciation, depletion, amortization and accretion	$13.74	$14.67	$15.12
Interest expense, net	$0.60	$0.71	$0.67
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, impairment of oil and natural gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, other non-cash transactions and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Net income (loss) attributable to Diamondback Energy, Inc.	$1,882	$1,907
Net income (loss) attributable to non-controlling interest	173	292
Net income (loss)	2,055	2,199
Non-cash (gain) loss on derivative instruments, net	64	80
Interest expense, net	56	119
Depreciation, depletion, amortization and accretion	1,272	2,565
Depreciation and interest expense related to equity method investments	12	26
(Gain) loss on extinguishment of debt	(134)	(133)
Impairment of oil and natural gas properties	—	1,400
Non-cash equity-based compensation expense	33	64
Capitalized equity-based compensation expense	(9)	(18)
Other non-cash transactions	11	27
Provision for (benefit from) income taxes	580	612
Consolidated Adjusted EBITDA	3,940	6,941
Less: Adjustment for non-controlling interest	391	688
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$3,549	$6,253

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, impairment of oil and natural gas properties, other non-cash transactions and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended
	June 30, 2026
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$1,882	$6.65
Net income (loss) attributable to non-controlling interest	173	0.62
Net income (loss)(1)	2,055	7.27
Non-cash (gain) loss on derivative instruments, net	64	0.23
(Gain) loss on extinguishment of debt	(134)	(0.48)
Other non-cash transactions	11	0.04
Adjusted net income excluding above items(1)	1,996	7.06
Income tax adjustment for above items	13	0.05
Adjusted net income(1)	2,009	7.11
Less: Adjusted net income attributable to non-controlling interest	176	0.63
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$1,833	$6.48

Weighted average common shares outstanding:
Basic		281,202
Diluted		281,202
(1)The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc., (ii) less the reallocation of $11 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in working capital. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in working capital relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company defines Adjusted Free Cash Flow, which is a non-GAAP financial measure, as Free Cash Flow before the tax impact from divestitures (if any), merger and transaction expenses, costs of early termination of derivatives and settlements of any treasury locks (if any). The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis, adjusted, as applicable, for non-recurring impacts from divestitures, merger and transaction expenses, the early termination of derivative contracts and settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of liquidity. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measures of Free Cash Flow and Adjusted Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)
	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Net cash provided by operating activities	$3,589	$5,417
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	216	(563)
Accounts payable and accrued liabilities	53	(204)
Income taxes payable	(287)	—
Revenues and royalties payable	254	324
Other	27	(104)
Total working capital changes	263	(547)
Operating cash flow before working capital changes	3,326	5,964
Additions to oil and natural gas properties	(996)	(1,929)
Total Cash CAPEX	(996)	(1,929)
Free Cash Flow	2,330	4,035
Merger and transaction expenses(1)	1	6
Early termination of derivatives	—	27
Adjusted Free Cash Flow	$2,331	$4,068
(1)Includes $4 million of Viper's transaction expenses related to the Sitio Acquisition for the six months ended June 30, 2026.

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and unamortized basis adjustments) less cash and cash equivalents and restricted cash that has been irrevocably deposited for the redemption of principal amounts of outstanding senior notes. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	June 30, 2026	Net Q2 Principal Borrowings/(Repayments)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Diamondback Energy, Inc.(1)	$11,071	$(1,377)	$12,448	$12,462	$13,792	$14,212
Viper Energy, Inc.(1)	1,695	75	1,620	2,205	2,640	1,105
Total debt	12,766	$(1,302)	14,068	14,667	16,432	15,317
Cash and cash equivalents	(462)		(174)	(104)	(539)	(219)
Net debt	$12,304		$13,894	$14,563	$15,893	$15,098
(1)Excludes debt issuance costs, discounts, premiums and unamortized basis adjustments.

DERIVATIVES

As of July 31, 2026, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027
Long Puts - Crude Brent Oil	20,000	10,000	5,000	—	—	—
Long Put Price ($/Bbl)	$52.50	$55.00	$55.00	—	—	—
Deferred Premium ($/Bbl)	$-1.60	$-1.33	$-1.40	—	—	—
Long Puts - WTI (Magellan East Houston)	95,000	70,000	50,000	35,000	5,000	—
Long Put Price ($/Bbl)	$50.53	$50.71	$50.00	$50.00	$50.00	—
Deferred Premium ($/Bbl)	$-1.43	$-1.33	$-1.31	$-1.35	$-1.29	—
Long Puts - WTI (Cushing)	190,000	170,000	100,000	65,000	25,000	—
Long Put Price ($/Bbl)	$52.57	$50.59	$50.00	$50.00	$50.00	—
Deferred Premium ($/Bbl)	$-1.30	$-1.28	$-1.34	$-1.34	$-1.41	—
Put Spreads WTI (Cushing)	15,000	—	—	—	—	—
Long Put Price ($/Bbl)	$50.00	—	—	—	—	—
Short Put Price ($/Bbl)	$55.00	—	—	—	—	—
Basis Swaps - WTI (Midland)	85,000	85,000	20,000	20,000	10,000	10,000
	$1.09	$1.09	$1.51	$1.51	$1.01	$1.01
WTI / Brent Basis Puts	290,000	290,000	—	—	—	—
Spread ($/Bbl)	$-42.76	$-41.03	—	—	—	—
Deferred Premium ($/Bbl)	$-1.52	$-1.44	—	—	—	—
Roll Swaps - WTI	150,000	150,000	—	—	—	—
	$2.89	$2.89	—	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q3 2026	Q4 2026	FY 2027	FY 2028
Costless Collars - Henry Hub	840,000	840,000	720,000	50,000
Floor Price ($/Mmbtu)	$2.87	$2.87	$2.88	$2.60
Ceiling Price ($/Mmbtu)	$6.35	$6.35	$6.37	$5.78
Natural Gas Basis Swaps - Waha Hub	650,000	650,000	370,000	—
	$-1.87	$-1.75	$-1.27	—
Natural Gas Basis Swaps - Houston Ship Channel	100,000	100,000	300,000	90,000
	$-0.35	$-0.35	$-0.31	$-0.34

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com